Exhibit 10.18

Supplemental Agreement

This Supplemental Agreement (this “Agreement”) is made and entered into as of September 8, 2023 (the “Execution Date”), in Beijing, the People’s Republic of China (the “PRC”), by and between:

1.	Beijing YIMUTIAN Network Technology Co., Ltd., a limited liability company duly incorporated under the laws of the PRC, with its business address at Room A602A, 6/F, Tower A, Building B-6, Zhongguancun Dongsheng Science & Technology Park, No.66 Xixiaokou Road, Haidian District, Beijing (the “Company”), and its actual controller, Deng Jinhong (ID card number: ***, contact address: ***) (the Company and its actual controller, collectively, the “Company Parties”); and

2.	Dezhou Decai Industrial Innovation Equity Investment Fund (Limited Partnership), a limited partnership duly incorporated under the laws of the PRC, with its business address at Room 306, 3/F, Building 2, Ruiming International, Xingzheng Street, Yucheng, Dezhou, Shandong Province (“Dezhou Caijin”).

The above parties are hereinafter referred to individually as a “Party”, and collectively as the “Parties”.

WHEREAS:

(1)	The Company and Dezhou Caijin entered into an Investment Agreement dated September 5, 2022 in the form set out in Appendix 1 hereto (the “Investment Agreement”).

(2)	Pursuant to the Investment Agreement, Dezhou Caijin shall advance an investment of RMB 19.5 million only (in words: RMB nineteen million and five hundred thousand, the “Investment”) to the Company, and if the Company or YIMUTIAN INC. (“YIMUTIAN Cayman”; YIMUTIAN Cayman and its subsidiaries or branches under its control (including but not limited to the Company), each a “Group Company” and collectively the “Group Companies”) intends to conduct the next round of equity financing in the form of a capital increase (the “Next-Round Financing”) within twelve (12) months after the payment of the Investment, Dezhou Caijin shall have the right to convert the entire amount of the Investment into shares of YIMUTIAN Cayman corresponding to the Next-Round Financing at a price no greater than ninety percent (90%) of the pre-money valuation of the Next-Round Financing.

(3)	YIMUTIAN Cayman proposes to conduct an initial public offering of American depository shares (ADSs) and go public (the “IPO”). The Parties intend to further agree on matters relating to the Investment Agreement under this Agreement.

The Parties, intending to be legally bound hereby, agree as follows through amicable negotiations:

1.	Dezhou Caijin hereby specifically agrees and covenants that, from the Execution Date of this Agreement until the completion of the IPO by YIMUTIAN Cayman, it will not, under the Investment Agreement: (i) request the conversion of all or part of the Investment into a corresponding amount of shares or equity interests of YIMUTIAN Cayman or any Group Company; (ii) request the refund of all or part of the Investment or the payment of any interest or penalty by any Group Company or its actual controller (i.e., Deng Jinhong); or (iii) hold the actual controller of the Company and/or any Group Company liable for breach of contract or otherwise under the Investment Agreement. Notwithstanding the foregoing, the Parties further agree that: (1) the “Term of Use of Advance Payment” under the Investment Agreement shall be extended by twelve (12) months from September 8, 2023 (i.e., the expiration date thereof); (2) upon expiration of the Term of Use of Advance Payment, in addition to the right to convert the creditor’s rights into shares pursuant to Article 2 hereof, Dezhou Caijin shall also have the right to require the Company Parties to, jointly and severally, unconditionally refund in RMB the portion of the Investment that is not subject to the said conversion, plus simple interest at 7% per annum; and (3) in the event of any delay in the refund or payment of the relevant amount by the Company Parties, the Company shall bear a late fee at a rate of five ten thousandths (5) of the outstanding amount for eacy day of delay.

2.	The Company Parties hereby covenant to Dezhou Caijin that, upon the completion of the IPO by YIMUTIAN Cayman, they will make their best commercial efforts to protect Dezhou Caijin’s right to convert all or part of its creditor’s rights against the Company into shares of YIMUTIAN Cayman. The Parties further agree that, the price and other terms and conditions of such conversion from creditor’s rights into shares shall be determined by the Company and Dezhou Caijin through amicable negotiations following the completion of the IPO by YIMUTIAN Cayman. Subject to the requirements of applicable laws and listing rules, the pre-conversion valuation shall not exceed USD 650 million.

3.	This Agreement, once signed by the Parties, shall constitute an irrevocable covenant and obligation of the Parties and become legally binding on the Parties. This Agreement shall form an integral part of the Investment Agreement, and shall have the same legal force and effect as the Investment Agreement. The Parties agree that, this Agreement shall supersede all agreements and arrangements regarding the subject matter hereof under the Investment Agreement. In the event of any discrepancy between this Agreement and the Investment Agreement, this Agreement shall prevail. Any matters not covered herein shall be governed by the Investment Agreement, and the provisions of the Investment Agreement concerning the original Term of Use of Advance Payment (including but not limited to the Confidentiality, Governing Laws, and Representations, Warranties and Covenants clauses) shall also apply to the extended term hereunder.

4.	The Parties acknowledge that this Agreement shall be enforced to the extent permitted by applicable laws and regulations and/or regulatory authorities (including that of the jurisdiction where YIMUTIAN Cayman is to be listed in the future). If any provision of this Agreement, or any part thereof, is held illegal, invalid or unenforceable by any competent authority or court with jurisdiction, the remaining provisions hereof or the remainder of such provision shall not be affected, and shall remain in full force and effect. If this Agreement is or becomes void for any reason whatsoever, Dezhou Caijin shall have the right to require the Company Parties to jointly and severally refund the entire Investment in RMB, plus simple interest at 7% per annum.

5.	This Agreement shall be governed by and interpreted in accordance with the laws of the PRC. All disputes or controversies arising from the performance of or in connection with the Investment Agreement or this Agreement may be referred by either Party to the China International Economic and Trade Arbitration Commission in Beijing, in accordance with its arbitration rules in force at the time of arbitration. The arbitration shall be conducted by three (3) arbitrators, with the claimant and the respondent each having the right to appoint one (1) arbitrator. The losing Party shall bear all such costs and fees as litigation costs, arbitration costs, attorneys’ fees incurred by the prevailing Party, preservation costs, preservation insurance premiums, authentication fees, notarial fees, assessment fees, translation fees, announcement fees, audit fees, auction fees, and enforcement costs.

6.	This Agreement shall become effective upon execution by the Parties as of the date first written above. This Agreement is executed in duplicate, with each of the Company Parties and Dezhou Caijin holding one (1) copy, and each copy having the same legal force and effect.

(The remainder of this page is intentionally left blank)

(This page, containing no text, is a signature page to the Supplemental Agreement)

Beijing YIMUTIAN Network Technology Co., Ltd. (Seal)

Affix seal

By:	/s/ Deng Jinhong
Name:	Deng Jinhong
Title:	Legal Representative

By the Actual Controller of the Company:	/s/ Deng Jinhong
Name:	Deng Jinhong

Signature Page to Supplemental Agreement

(This page, containing no text, is a signature page to the Supplemental Agreement)

Dezhou Decai Industrial Innovation Equity Investment Fund (Limited Partnership) (Seal)

Affix seal

By:	/s/ Duan Fuyou
Name:	Duan Fuyou
Title:	Authorized Representative

Signature Page to Supplemental Agreement

Appendix 1

Investment Agreement